UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

SOUND WORLDWIDE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52116	20-5153419
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Superluck Industrial Centre Flat K, 13/F (Phase 2) 57 Sha Tsui Road, Tsuen Wan, N.T. Hong Kong, China		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (852) 2414-1831

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2008, Sound Worldwide Holdings (the “Company”) and Sound Worldwide Limited, a wholly-owned subsidiary of the Company (“SWL”), entered into a Share Purchase and Exchange Agreement (the “Exchange Agreement”) with Best Allied Industrial Limited, a wholly-owned subsidiary of SWL (“Best Allied”), and Ms. Ivy S.K. Kim, a director and officer of Best Allied and a stockholder of an aggregate of 6,063,750 shares of the Company’s Common Stock.

As reported by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2008, on May 19, 2008, Ms. Lam resigned from her positions as the President, Chief Operating Officer and Director of the Company, effective as of such date.

Pursuant to the Exchange Agreement, at a closing held on May 30, 2008, Ms. Lam purchased from the Company and SWL 10,000 shares of Common Stock of Best Allied owned by SWL, which constituted 100% of the issued and outstanding shares of Best Allied, in exchange for 6,063,750 shares of the Company’s Common Stock held by Ms. Lam, which constituted 100% of the shares of the Company’s Common Stock held by Ms. Lam (the “Exchange”). The effective date of the Exchange is April 1, 2008.

In connection with the Exchange, the Company and Ms. Lam entered into a Settlement Agreement and Release, dated May 30, 2008, pursuant to which each party released the other from any and all liabilities.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Please see Item 1.01. Such disclosure is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.:	Description:

10.1	Share Purchase and Exchange Agreement, dated May 27, 2008, among Sound Worldwide Holdings, Inc., Sound Worldwide Limited, Best Allied Industrial Limited and Ms. Ivy S.K. Lam

10.2	Settlement Agreement and Release, dated May 27, 2008, by Sound Worldwide Holdings, Inc. and Ms. Ivy S.K. Lam

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 30, 2008	SOUND WORLDWIDE HOLDINGS, INC.

	By:	/s/ ROGER K. W. FAN
Roger K. W. Fan
Chief Executive Officer